Exhibit 10.38

PROMISSORY NOTE

$1,500,000.00	August 31, 2022

FOR VALUE RECEIVED, Hyla US Holdco Limited, a Delaware corporation, with an address of 1535 West Loop S, Suite 410, Houston, Texas 77027 (the “Maker”), hereby promises to pay to the order of Endexx Corporation, a Nevada corporation (the “Holder”), at 38246 North Hazelwood Circle, Cave Creek, Arizona 85331 or at such other place as the Holder may from time to time designate in writing to the Maker, the principal sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00). Principal and interest shall be payable in lawful money of the United States as hereinafter provided.

Maker Covenants and Agrees with the Holder as follows:

1. The Maker will pay the indebtedness (the “Indebtedness”) evidenced by this Note as provided herein. This Note or any portion thereof may be prepaid in whole or in part at any time or from time to time without premium or penalty.

2. Interest shall accrue at the rate of ten percent (10%) per annum. Absent the occurrence and continuation of an Event of Default (as hereinafter defined), interest will be paid monthly on the first day of the month, and principal balance shall be due and payable on or by August 31, 2024 (the “Maturity Date”).

3. Upon the occurrence and during the continuance of a default upon Maker’s obligations to make payments of the principal and interest of this Note, when and as of the time the same shall become due and payable (an “Event of Default”), any Indebtedness then due and owing to the Holder pursuant to this Note shall bear interest at the rate of eighteen percent (18.0%) per annum from and after the date of such Event of Default until the date upon which such Event of Default is cured or the Indebtedness in paid in full, which even occurs first.

4. Upon the occurrence and during the continuance of an Event of Default, the Holder shall have the right, upon five (5) days’ written notice to the Maker and without further demand or notice, to pursue the payment and collection of such due and payable amounts. For clarity, upon an Event of Default, or otherwise, the Holder may not accelerate any unpaid principal balance or accrued and unpaid interest and any action by the Holder against the Maker for non-payment of any of the Maker’s obligations hereunder shall only include such past-due periodic payments for principal and interest and shall not include any request or demand for payment of principal or interest that, as of five (5) days subsequent to the Event of Default, had not yet become due and payable hereunder.

5. Neither the failure of the Holder to exercise its right to accelerate this Note when such right shall become available, nor any delay or omission on the part of the Holder in exercising any other right hereunder shall operate as a waiver of such right or of any other right hereunder. By accepting payment of any sum payable hereunder after its due date, the Holder shall not waive its rights either to require prompt payment when due of all other sums payable hereunder or to declare an Event of Default hereunder for failure to make prompt payment of such other sums.

6. The Maker hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note, and any other notice of any other kind (other than such notice as is expressly required by applicable law and with respect to which waiver is prohibited under the terms of this Note) and expressly agrees that, without in any way affecting liability for timely payment of amounts due hereunder, the Holder may extend the Maturity Date or the time for payment of any installment due hereunder.

7. Any interest computation under this Note (or under any other instrument executed in connection with or as security for the payment hereof) shall be at not more than the current maximum legal rate permitted by state law and in the event it should be held that interest payable under this Note (or under any other instrument executed in connection with or as security for the payment hereof) is in excess of the current maximum permitted by law, the interest chargeable hereunder (or under any other instrument executed in connection with or as security for the payment hereof) shall be reduced to the current maximum amount permitted by state law. If the Holder shall collect interest which is in excess of the current maximum amount permitted by law, all such sums deemed to constitute interest in excess of the current maximum amount permitted by state law shall, at the option of the Holder, be refunded to Maker or credited to the payment of the principal of this Note.

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8. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the Courts of the State of Nevada located in the City of Las Vegas, County of Clark, and the U.S. District Court for the District of Nevada. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. To the maximum amount permitted, each of the Company and the Holder waives trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action, or proceeding in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

9. If any provision of this Note or any application of such provision shall be declared by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other application of such provision or any other provisions hereof which shall, to the fullest extent possible, remain in full force and effect.

10. Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently made and given by personal service or by the mailing of such notice or demand by certified or registered mail, return receipt requested, addressed, if to Maker, at Maker’s address first above written. Either party may change its address by like notice to the other party.

[Signature on following page]

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IN WITNESS WHEREOF, Maker has duly executed this Promissory Note as of the date first above written.

HYLA US HOLDCO LIMITED

By:
Nick Mehdi, CEO

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